UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 16, 2017 (October 10, 2017)

DENTSPLY SIRONA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 West Philadelphia Street, York, Pennsylvania 17401-2991
(Address of principal executive offices, including zip code)

(717) 845-7511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 10, 2017, Mr. Jonathan I. Friedman, the Senior Vice President, Secretary and General Counsel of DENTSPLY SIRONA Inc. (the “Company”), tendered his resignation from employment with the Company, which resignation was accepted by the Company effective October 11, 2017.  The Company will provide Mr. Friedman with the benefits available under his employment agreement in the case of a termination by the Company without cause.
Item 8.01   Other Events.
On October 16, 2017, the Company issued a press release announcing the appointments of Nicholas Alexos as Executive Vice President and Chief Administrative Officer of the Company and Keith Ebling as Executive Vice President, General Counsel and Secretary of the Company, and the resignation of Mr. Friedman.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, issued October 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA INC.

Dated: October 16, 2017	/s/ Keith J. Ebling
	Name:	Keith J. Ebling
	Title:	Executive Vice President, Secretary and General Counsel